                                                                     EXHIBIT 8.2



                     [LETTERHEAD OF DAVIS, POLK & WARDWELL]




                                October 19, 2001



C-MAC Industries Inc.
1010 Sherbrooke Street West, Suite 1610
Montreal, Quebec

        Re: Combination Agreement, dated as of August 8, 2001, by and among Solectron Corporation ("Solectron"), 3924548 Canada Inc. and C-MAC Industries Inc. ("C-MAC" and, together with Solectron and 3924548 Canada Inc., the "Original Parties"), as amended by Amendment 1 thereto (such agreement and amendment, together, the "Agreement"), dated as of September 7, 2001, by and among the Original Parties and Solectron Global Services Canada Inc. ("Exchangeco")

Ladies and Gentlemen:

        We have acted as special U.S. counsel to C-MAC in connection with the proposed business combination (the "Combination") with Solectron pursuant to the Agreement and the Plan of Arrangement (the "Plan of Arrangement") a form of which is attached as an exhibit to the Agreement. The Combination and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Solectron, which includes C-MAC's Management Information Circular and Solectron's Proxy Statement/Prospectus (the "Circular/Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

        In connection with this opinion, we have examined and are familiar with the Agreement and the Plan of Arrangement, the Registration Statement and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Combination will be consummated in the manner contemplated by the Circular/Proxy Statement/Prospectus and in accordance with the provisions of

C-MAC Industries Inc.                 2                         October 19, 2001


the Agreement and the Plan of Arrangement and (ii) the truth and accuracy of the representations and warranties made by Solectron, Exchangeco and C-MAC in the Agreement.

        Because this opinion is being delivered prior to the Effective Time of the Combination, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the U.S. federal income tax consequences of the Combination or that contrary positions may not be taken by the Internal Revenue Service.

        Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "TAX CONSIDERATIONS FOR C-MAC SECURITYHOLDERS -- United States Federal Income Tax Considerations for C-MAC Shareholders," subject to the limitations and qualifications described therein, sets forth the material U.S. federal income tax consequences to Holders who receive Solectron common stock or exchangeable shares, as the case may be, pursuant to the Combination.

        This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Combination, including the Circular/Proxy Statement/Prospectus constituting parts thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     /s/ Davis Polk & Wardwell